As filed with the Securities and Exchange Commission on _________, 2012

                                                   Registration No. 333-________
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of l933

                                DNA BRANDS, INC.
                  -------------------------------------------
               (Exact name of issuer as specified in its charter)

               Colorado                                    26-0394476
   ------------------------------                     -------------------
  (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                     Identification No.)

            506 N.W. 77th Street
            Boca Raton, Florida                       33487
   ---------------------------------------         ----------
   (Address of Principal Executive Offices)        (Zip Code)

                                Stock Bonus Plan
                              -------------------
                              (Full Title of Plan)

                                  Darren Marks
                                506 N.W. 77th St.
                              Boca Raton, FL 33487
                          ---------------------------
                     (Name and address of agent for service)

                                 (954) 978-8401
                        --------------------------------
         (Telephone number, including area code, of agent for service)

       Copies of all communications, including all communications sent to agent for service to:

                              William T. Hart, Esq.
                                 Hart & Trinen
                             l624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061


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6
                         CALCULATION OF REGISTRATION FEE

                                          Proposed     Proposed
Title of                                  maximum      maximum
securities                    Amount     offering      aggregate    Amount of
 to be                        to be        price       offering    registration
registered                registered (1) per share (2)  price           fee
-------------------------------------------------------------------------------

Common Stock issuable
pursuant to Stock
Bonus Plan (as amended)    5,400,000      $0.16       $864,000       $100

(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable in the event of stock dividends, stock splits, recapitalizations or other changes in the Company's common stock.

(2) Varied, but not less than the fair market value on the date that the shares were or are granted. Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon closing price of DNA's common stock on August 8, 2012.

                                DNA BRANDS, INC.
               Cross Reference Sheet Required Pursuant to Rule 404
                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS

(NOTE: Pursuant to instructions to Form S-8, the Prospectus described below is not required to be filed with this Registration Statement.)

Item
 No.     Form S-8 Caption                       Caption in Prospectus

  1.     Plan Information

         (a)  General Plan Information          Stock Option and Bonus Plans

         (b)  Securities to be Offered          Stock Option and Bonus Plans

         (c)  Employees who may Participate     Stock Option and Bonus Plans
              in the Plan

         (d)  Purchase of Securities Pursuant   Stock Option and Bonus Plans
              to the Plan and Payment for
              Securities Offered

         (e) Resale Restrictions                Resale of Shares by Affiliates

         (f)  Tax Effects of Plan               Stock Option and Bonus Plans
              Participation

         (g)  Investment of Funds               Not Applicable.

         (h)  Withdrawal from the Plan;         Other Information Regarding the
              Assignment of Interest            Plans

         (i)  Forfeitures and Penalties         Other Information Regarding the
                                                Plans

         (j)  Charges and Deductions and        Other Information Regarding the
              Liens Therefore                   Plans

2.       Registrant Information and Employee    Available Information,
         Plan Annual Information                Documents Incorporated by
                                                Reference

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3 - Incorporation of Documents by Reference
------------------------------------------------

     The following documents filed with the Commission by DNA Brands, Inc. ("DNA") (Commission File No. 000-53086) are incorporated by reference into this prospectus:

(1) Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(2) Report on Form 10-Q for the three months ended March 31, 2012.

(3) Report on Form 8-K filed on April 18, 2012.

(4) Report on Form 8-K filed August 7, 2012.


     All documents filed with the Commission by DNA pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Investors are entitled to rely upon information in this prospectus or incorporated by reference at the time it is used by DNA to offer and sell securities, even though that information may be superseded or modified by information subsequently incorporated by reference into this prospectus.

     DNA has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to DNA and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission's internet site.

Item 4 - Description of Securities
----------------------------------

     Not required.

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Item 5 - Interests of Named Experts and Counsel
-----------------------------------------------

     Not Applicable.

Item 6 - Indemnification of Directors and Officers
--------------------------------------------------

     The Articles of Incorporation of DNA provide in substance that DNA shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of DNA, or is or was serving at the request of DNA as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person to the full extent permitted by the laws of the state of Colorado; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by DNA in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to DNA unless it shall ultimately be determined that such person is entitled to be indemnified by DNA as authorized in the Articles of Incorporation.

Item 7 - Exemption for Registration Claimed
-------------------------------------------

     Not applicable.

Item 8 - Exhibits
-----------------

4      - Instruments Defining Rights of
         Security Holders

   (a) - Common Stock                      Incorporated  by reference to Exhibit
                                           3.1 of the Company's  Registration
                                           Statement on Form SB-2, File No. 333-
                                           148773.

   (b) -  Stock Bonus Plan                 Exhibit 4(b)

5      - Opinion Regarding Legality        Exhibit 5

l5     - Letter Regarding Unaudited
         Interim Financial Information     None

23     - Consent of Independent Public     Exhibit 23
         Accountants and Attorneys

24     - Power of Attorney                 Included in the signature page of
                                           this Registration Statement

99     - Re-Offer Prospectus               __________________________________

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Darren Marks and Mel Leiner, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida, on August 10, 2012.

                                       DNA BRANDS, INC.

                                       By:/s/ Darren Marks
                                          -----------------------------
                                             Darren Marks, President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  l933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                   Date
---------                               -----                   ----


/s/ Darren Marks                                              August 10, 2012
-------------------------
Darren Marks                     Principal Executive Officer
                                 and a Director

/s/ Melvin Leiner                                             August 10, 2012
-------------------------
Melvin Leiner                    Principal Financial and
                                 Accounting Officer
                                 and a Director

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